Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 14, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Lan Airlines S.A.’s Annual Report on Form 20-F for the year ended December 31, 2006. We also consent to the references to us under the headings ‘‘Experts’’ in such Registration Statement.

Santiago, Chile
May 7, 2007